United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                January 27, 2006
Date of Report (Date of earliest event reported)

   OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
               New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2006, Overseas Shipholding Group, Inc. (the "Registrant") adopted the Overseas Shipholding Group, Inc. Severance Protection Plan (the "Plan") effective January 1, 2006 to offer a form of protection for a possible loss of income to certain key employees in the event their employment with the Registrant is terminated without Cause (as defined in the Plan). The Registrant will enter into a Notice of Eligibility with each employee eligible to participate in the Plan (each employee who enters into a Notice of Eligibility is referred to individually as an "Executive"). An Executive will be designated pursuant to the Notice of Eligibility as either a "Tier A Executive" or "Tier B Executive." On January 27, 2006, the Registrant entered into Notices of Eligibility with certain Executives including Myles R. Itkin, the Senior Vice President, Chief Financial Officer and Treasurer of the Registrant and Robert E. Johnston, Senior Vice President and Head of Shipping Operations of the Registrant, each as a Tier A Executive, and James I. Edelson, General Counsel and Secretary of the Registrant as a Tier B Executive.

The Plan provides that if an Executive's employment with the Registrant is terminated by the Registrant without Cause, the Executive will receive the following payments and benefits from the Registrant:

    (i) subject to submission of appropriate documentation, any incurred but unreimbursed business expenses for the period prior to the Executive's termination payable in accordance with the Registrant's policies and practices; (ii) any base salary, bonus, vacation pay or other compensation accrued or earned under law or in accordance with the Registrant's policies applicable to the Executive but not yet paid; and (iii) any other amounts or vested benefits due under the then applicable employee benefit (including, without limitation, any non-qualified pension plan or arrangement), equity or incentive plans of the Registrant then in effect, applicable to the Executive as shall be determined and paid in accordance with such plans;

    (i) an amount equal to the Executive's monthly base salary rate in effect prior to the Executive's termination for 24 months for Tier A Executives and 18 months for Tier B Executives after the Executive's employment terminates and (ii) to the extent not paid pursuant to (A) above, any earned but unpaid bonus for a previously completed fiscal year of the Registrant; and

    continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the Registrant's health plans in which the Executive participated immediately prior to the date of termination of the Executive's employment, or materially equivalent plans thereto, for the Executive and the Executive's dependents until the earliest of (a) the Executive or the Executive's eligible dependents, as the case may be, ceasing to be eligible under COBRA, (b) 18 months following the date of termination of the Executive's employment, and (c) the Executive's commencement of other substantially full-time employment; provided that the Executive timely elects such COBRA coverage and pays the same premium amount for such coverage as the Executive would pay if an active employee.

If the Registrant determines in good faith that any payment specified in (B) above would cause a violation of the Internal Revenue Code (the "Code") Section 409A if paid within the first 6 months after termination of the Executive's employment, such amount(s) will not be paid during such 6 month period but will instead be paid in a lump sum (without interest) immediately after the end of such 6 month period. Thereafter, payments will be made in accordance with the Registrant's normal payroll practices.

Except as set forth in (C) above, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Registrant pursuant to the Plan. The amounts set forth in (B) and (C) above, are payable only if the Executive executes and delivers a release discharging all claims of the Executive against the Registrant which may have occurred up to the date of termination.

By execution of the Notice of Eligibility each Executive agrees during the term of his employment with the Registrant and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Registrant, (ii) fully cooperate with the Registrant in connection with any matter, investigation, proceeding or litigation regarding any matter in which the Executive was involved during the Executive's employment and (iii) not disparage the Company or its employees, officers, directors, products or services. During the Executive's employment and for the one year period following the termination of the Executive's employment with the Registrant, the Executive will not compete with any material business conducted by the Registrant on the date the Executive is terminated and will not solicit or induce any customer of the Registrant to purchase services offered by the Registrant from another entity. During the Executive's employment and for the two year period following the termination of the Executive's employment, the Executive will not solicit any employee of the Registrant to leave the employ of the Company. Each Executive agrees that he will not resign from the Registrant for any reason for at least 180 days from the date the Executive becomes eligible to participate in the Plan. If the Executive violates any of the foregoing restrictive covenants, the Registrant may stop making payments and providing benefits under (B) and (C) above and all amounts previously paid to the Executive under (B) above beyond $10,000 will be immediately repaid to the Registrant upon demand.

The term of the Plan began on January 1, 2006 and will continue until terminated on not less than one year's notice to the Executives then participating in the Plan. The protection under the Plan will terminate as to any Executive upon the Executive's death, disability, retirement, resignation for any reason or, termination by the Registrant with or without Cause, or upon one year's prior notice from the Registrant to the Executive that the Executive is no longer eligible to participate in the Plan.

The foregoing description of the Plan is qualified in its entirety by the terms and conditions of the Plan, a copy of which is filed with this Form 8-K as an exhibit.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Overseas Shipholding Group, Inc. Severance Protection Plan effective January 1, 2006

10.2	Notice of Eligibility effective as of January 27, 2006 between the Registrant and Myles R. Itkin.

10.3	Notice of Eligibility effective as of January 27, 2006 between the Registrant and Robert E. Johnston.

10.4	Notice of Eligibility effective as of January 27, 2006 between the Registrant and James I. Edelson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: February 2, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Overseas Shipholding Group, Inc. Severance Protection Plan effective January 1, 2006

10.2	Notice of Eligibility effective as of January 27, 2006 between the Registrant and Myles R. Itkin.

10.3	Notice of Eligibility effective as of January 27, 2006 between the Registrant and Robert E. Johnston.

10.4	Notice of Eligibility effective as of January 27, 2006 between the Registrant and James I. Edelson.